Exhibit 99.1

Fluent Announces First Quarter 2019 Financial Results

•	Q1 2019 revenue of $66.6 million, up 19% over Q1 2018

•	Net income from continuing operations of $1.0 million, or $0.01 per share

•	Media margin of $23.1 million, up 20% over Q1 2018 and representing 35% of revenue

•	Adjusted EBITDA of $9.1 million, representing 14% of revenue

•	Adjusted net income of $4.1 million, or $0.05 per share

New York, NY – May 8, 2019 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the first quarter ended March 31, 2019.

Ryan Schulke, Fluent’s Chief Executive Officer, commented, "Our 2019 first quarter results delivered on our previously articulated goals. We continue to gain market recognition for Fluent's unique data-driven approach and first-party proprietary data asset, along with the effectiveness of our performance campaigns, particularly in the mobile app acquisition space. Coupling this with additions to our senior-level leadership team supports the delivery of our longer-term strategic priorities."
First Quarter Highlights

•	Revenue of $66.6 million, an increase of 19% over Q1 2018.

•	Net income from continuing operations of $1.0 million, or $0.01 per share, compared to net loss from continuing operations of $5.6 million, or $0.08 per share, in Q1 2018.

•	Media margin of $23.1 million, an increase of 20% over Q1 2018 and representing 35% of revenue.

•	Adjusted EBITDA of $9.1 million, representing 14% of revenue.

•	Adjusted net income of $4.1 million, or $0.05 per share.
Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures. Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Adjusted EBITDA is defined as net income (loss) from continuing operations, excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) acquisition-related costs, (6) restructuring and certain severance costs, (7) certain litigation and related costs, and (8) one-time items. Adjusted net income is defined as net income (loss) from continuing operations, excluding (1) share-based compensation expense, (2) acquisition-related costs, (3) restructuring and certain severance costs, (4) certain litigation and related costs, and (5) one-time items. Adjusted net income is also presented on a per share (basic and diluted) basis. Reconciliations of these non-GAAP measures are provided below.
Conference Call
Fluent, Inc. will host a conference call on Wednesday, May 8, 2019 at 4:30 PM ET to discuss its 2019 first quarter financial results. To listen to the conference call on your telephone, please dial (888) 339-0797 for domestic callers, or (412) 317-5248 for international callers. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088 with the replay passcode 10130460. The replay will also be available for one week on the Fluent website at investors.fluentco.com.
About Fluent, Inc.
Fluent (NASDAQ: FLNT) is a leading performance marketing company with expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party database of opted-in consumer profiles, Fluent drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; failure to safeguard the personal information and other data contained in our database; failure to compete effectively against other online marketing and advertising companies; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on our key personnel; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; competition we face for web traffic; ability to compete in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift of online interactions from computers to mobile devices; dependence on third-party service providers; management of the growth of our operations; management of unfavorable publicity and negative public perception about our industry; failure to meet our clients’ performance metrics or changing needs; failure to detect click-through or other fraud on advertisements; achievement of some or all of the benefits that we expect to achieve as a stand-alone company; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)
(unaudited)

	March 31, 2019	December 31, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$18,707	$17,769
Accounts receivable, net of allowance for doubtful accounts of $595 and $1,751	44,023	48,652
Prepaid expenses and other current assets	2,572	1,971
Total current assets	65,302	68,392
Restricted cash	1,480	1,480
Property and equipment, net	2,838	1,380
Right-of-use asset	10,584	—
Intangible assets, net	59,059	61,812
Goodwill	159,791	159,791
Other non-current assets	435	414
Total assets	$299,489	$293,269
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$6,364	$7,855
Accrued expenses and other current liabilities	15,528	21,566
Deferred revenue	674	444
Current portion of long-term debt	4,824	3,500
Current portion of operating lease liability	1,134	—
Total current liabilities	28,524	33,365
Long-term debt, net	50,092	51,972
Operating lease liability	10,037	—
Other non-current liabilities	795	766
Total liabilities	89,448	86,103
Shareholders' equity:
Preferred stock - $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2019 and December 31, 2018	—	—
Common stock - $0.0005 par value, 200,000,000 shares authorized; 77,603,189 and 76,525,581 shares issued at March 31, 2019 and December 31, 2018, respectively; and 76,048,360 and 75,292,383 shares outstanding at March 31, 2019 and December 31, 2018, respectively	39	38
Treasury stock, at cost, 1,554,829 and 1,233,198 shares at March 31, 2019 and December 31, 2018, respectively	(4,882)	(3,272)
Additional paid-in capital	399,208	395,769
Accumulated deficit	(184,324)	(185,369)
Total shareholders' equity	210,041	207,166
Total liabilities and shareholders' equity	$299,489	$293,269

FLUENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$66,561	$55,989
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	44,829	37,619
Sales and marketing (1)	3,434	3,102
Product development (1)	2,150	734
General and administrative (1)	10,043	6,659
Depreciation and amortization	3,317	3,331
Spin-off transaction costs (1)	—	7,708
Total costs and expenses	63,773	59,153
Income (loss) from operations	2,788	(3,164)
Interest expense, net	(1,778)	(2,394)
Income (loss) before income taxes from continuing operations	1,010	(5,558)
Income tax benefit	35	—
Net income (loss) from continuing operations	1,045	(5,558)
Discontinued operations:
Loss from operations of discontinued operations, net of $0 income taxes	—	(2,084)
Loss on disposal of discontinued operations, net of $0 income taxes	—	(19,040)
Net loss from discontinued operations	—	(21,124)
Net income (loss)	$1,045	$(26,682)
Basic and diluted income (loss) per share:
Continuing operations	$0.01	$(0.08)
Discontinued operations	$—	$(0.30)
Net income (loss)	$0.01	$(0.37)
Weighted average number of shares outstanding:
Basic	79,097,426	71,537,743
Diluted	80,063,989	71,537,743

(1) Amounts include share-based compensation expense as follows:
Sales and marketing	$369	$666
Product development	245	158
General and administrative	1,661	415
Spin-off transaction costs	—	5,409
Total share-based compensation expense	$2,275	$6,648

FLUENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (income) loss	$1,045	$(26,682)
Net loss from discontinued operations	—	21,124
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	3,317	3,331
Non-cash interest expense and related amortization	319	724
Share-based compensation expense	2,275	6,648
Recovery of bad debt	—	(14)
Allocation of expenses to Red Violet	—	(325)
Deferred income taxes	(35)	—
Changes in assets and liabilities:
Accounts receivable	4,629	2,127
Prepaid expenses and other current assets	(601)	(1,609)
Other non-current assets	(21)	537
Operating lease assets and liabilities	587	—
Accounts payable	(1,629)	(3,291)
Accrued expenses and other current liabilities	(4,929)	359
Deferred revenue	230	(46)
Other liabilities	(22)	—
Net cash provided by operating activities from continuing operations	5,165	2,883
Net cash used in operating activities from discontinued operations	—	(5,835)
Net cash provided by (used in) operating activities	5,165	(2,952)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(1,385)	(22)
Capitalized costs included in intangible assets	(357)	(177)
Capital contributed to Red Violet	—	(19,728)
Net cash used in investing activities from continuing operations	(1,742)	(19,927)
Net cash used in investing activities from discontinued operations	—	(1,386)
Net cash used in investing activities	(1,742)	(21,313)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	—	13,392
Proceeds from debt obligations, net of debt costs	—	67,182
Repayments of long-term debt	(875)	(67,107)
Taxes paid related to net share settlement of vesting of restricted stock units	(1,610)	(398)
Net cash (used in) provided by financing activities	(2,485)	13,069
Net increase (decrease) in cash, cash equivalents and restricted cash	938	(11,196)
Cash, cash equivalents and restricted cash at beginning of period	19,249	16,564
Cash, cash equivalents and restricted cash at end of period	$20,187	$5,368

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures
The following non-GAAP measures are used in this release:
Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Media margin is also presented as percentage of revenue.
Adjusted EBITDA is defined as net income (loss) from continuing operations, excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) acquisition-related costs, (6) restructuring and certain severance costs, (7) certain litigation and related costs, and (8) one-time items.
Adjusted net income is defined as net income (loss) from continuing operations, excluding (1) share-based compensation expense, (2) acquisition-related costs, (3) restructuring and certain severance costs, (4) certain litigation and related costs, and (5) one-time items. Adjusted net income per share is defined as adjusted net income per basic and diluted weighted average shares outstanding. Adjusted net income is also presented on a per share (basic and diluted) basis.
Below is a reconciliation of media margin from net income (loss) from continuing operations, which we believe is the most directly comparable GAAP measure.

	Three Months Ended March 31,
(In thousands)	2019	2018
Net income (loss) from continuing operations	$1,045	$(5,558)
Income tax benefit	(35)	—
Interest expense, net	1,778	2,394
Spin-off transaction costs	—	7,708
Depreciation and amortization	3,317	3,331
General and administrative	10,043	6,659
Product development	2,150	734
Sales and marketing	3,434	3,102
Non-media cost of revenue (1)	1,361	943
Media margin	$23,093	$19,313
Revenue	$66,561	$55,989
Media margin % of revenue	34.7%	34.5%
(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.
Below is a reconciliation of adjusted EBITDA from net income (loss) from continuing operations, which we believe is the most directly comparable GAAP measure.

	Three Months Ended March 31,
(In thousands)	2019	2018
Net income (loss) from continuing operations	$1,045	$(5,558)
Income taxes	(35)	—
Interest expense, net	1,778	2,394
Depreciation and amortization	3,317	3,331
Share-based compensation expense	2,275	6,648
Acquisition-related costs	—	417
Restructuring and certain severance costs	110	2,322
Certain litigation and other related costs	489	46
One-time items	168	—
Adjusted EBITDA	$9,147	$9,600

Below is a reconciliation of adjusted net income and the related measure of adjusted net income per share from net income (loss) from continuing operations, which we believe is the most directly comparable GAAP measure.

	Three Months Ended March 31,
(In thousands, except share data)	2019	2018
Net income (loss) from continuing operations	$1,045	$(5,558)
Share-based compensation expense	2,275	6,648
Acquisition-related costs	—	417
Restructuring and certain severance costs	110	2,322
Certain litigation and other related costs	489	46
One-time items	168	—
Adjusted net income	$4,087	$3,875
Adjusted net income per share:
Basic and diluted	$0.05	$0.05
Weighted average number of shares outstanding:
Basic	79,097,426	71,537,743
Diluted	80,063,989	71,537,743
We present media margin, adjusted EBITDA, adjusted net income and adjusted net income per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:
Media margin is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.
Adjusted EBITDA is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. Adjusted EBITDA is defined as net income (loss) from continuing operations, excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) acquisition-related costs, (6) restructuring and certain severance costs, (7) certain litigation and related costs, and (8) one-time items. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain severance costs associated with department-specific reorganizations and certain litigation and related costs associated with extraordinary legal matters. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. Adjusted EBITDA for the three months ended March 31, 2019 excluded as one-time items $0.2 million of costs associated with the move of our corporate headquarters. There were no other adjustments for one-time items in the periods presented.
Adjusted net income and the related measure of adjusted net income per share exclude from net income (loss) from continuing operations (1) share-based compensation expense, (2) acquisition-related costs, (3) restructuring and certain severance costs, (4) certain litigation and related costs, and (5) one-time items. These items are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. Adjusted net income for the three months ended March 31, 2019 excluded as one-time items $0.2 million of costs associated with the move of our corporate headquarters. There were no other adjustments for one-time items in the periods presented. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net income from continuing operations.
Media margin, adjusted EBITDA, adjusted net income and adjusted net income per share are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, net income (loss) from continuing operations as indicators of operating performance. None of these metrics are presented as measures of liquidity. The way we measure media margin, adjusted EBITDA and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:
Investor Relations
Fluent, Inc.
(917) 310-2070
InvestorRelations@fluentco.com